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Exhibit 23

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78449, 333-89838, 333-116353, 333-135072, 333-153426, 333-159755, 333-175966, 333-187713 and 333-199875) of Eagle Bancorp, Inc., and the Registration Statements on Form S-3 (Nos. 333-140314, 333-156560, 333-183054 and 333-202405) of Eagle Bancorp, Inc., of our report dated February 29, 2016, relating to the Consolidated Balance Sheets of Eagle Bancorp, Inc. as of December 31, 2015 and 2014, and the related Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income, Changes in Shareholders' Equity and Cash Flows for each of the years ended December 31, 2015, 2014, and 2013, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of Eagle Bancorp, Inc.

/S/  Stegman & Company

Baltimore, Maryland
February 29, 2016

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  Exhibit 23
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM